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                                                                   EXHIBIT 10.19

                          STATER BROS. HOLDINGS INC.

                           Dealer Manager Agreement

                                                      July 1, 1999

Banc of America Securities LLC
231 S. LaSalle Street, 18th Floor
Chicago, Illinois  60697

Ladies and Gentlemen:

          STATER BROS. HOLDINGS INC., a Delaware corporation (the "Company"), plans (i) to make tender offers to purchase all of its outstanding (A) 11% Senior Notes due 2001 (the "Senior Notes") and (B) 9% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes" and, together with the Senior Notes, collectively, the "Notes") and (ii) to solicit consents (the "Consents") from the holders of the Notes to certain proposed amendments (the "Proposed Amendments") to each of (A) the indenture dated as of March 8, 1994 (as amended by the First Supplemental Indenture dated as of July 22, 1997, the "Senior Note Indenture") between the Company and IBJ Whitehall Bank & Trust Company (formerly IBJ Schroder Bank & Trust Company), as trustee, pursuant to which the Senior Notes were issued and (B) the indenture dated as of July 24, 1997 (the "Senior Subordinated Note Indenture" and, together with the Senior Note Indenture, collectively, the "Indentures") between the Company and First Trust of New York, National Association, as trustee, pursuant to which the Senior Subordinated Notes were issued, in each case on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the "Offer/Solicitation") and the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") attached hereto as Exhibits A and B, respectively (which together constitute the "Offer" and the "Consent Solicitation" in respect of the Notes). The Offer and Consent Solicitation are being made in connection with the proposed acquisition of certain supermarket assets (the "Acquisition") and the issuance of new notes (together with the Acquisition, the "Transaction") as more fully described in the Offer/Solicitation.

          The following sets forth the agreement (the "Agreement") between the Company and you as exclusive dealer manager (the "Dealer Manager") and exclusive solicitation agent (the "Solicitation Agent"):

          1.  Engagement as Dealer Manager and Solicitation Agent.  The Company
              ---------------------------------------------------
hereby engages you as exclusive Dealer Manager and exclusive Solicitation Agent, authorizes you to act as such in connection with the Offer and the Consent Solicitation and agrees that you shall act as an independent contractor with duties solely to the Company. As Dealer Manager and Solicitation Agent, you agree, in accordance with your customary practice, to perform those services in connection with the Offer and the Consent Solicitation as are customarily performed
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by investment banking concerns in connection with tender offers and consent solicitations of like nature, including but not limited to, soliciting the Notes sought to be purchased by the Company pursuant to the Offer and soliciting the Consents sought by the Company pursuant to the Consent Solicitation.

          2.  Offer and Consent Solicitation Material; Withdrawal.  The Company
              ---------------------------------------------------
agrees to furnish you with as many copies as you may reasonably request of the Offer/Solicitation and Consent and Letter of Transmittal, any amendments or supplements thereto, any documents incorporated by reference therein, and any other documents or materials whatsoever relating to the Offer or Consent Solicitation (collectively, as amended or supplemented from time to time, and including any documents incorporated by reference therein, the "Offer and Consent Solicitation Material") to be used by the Company in connection with the Offer and the Consent Solicitation. The Company agrees that, within a reasonable time prior to using any Offer and Consent Solicitation Material, it will submit copies of such material to you and your counsel and will not use or publish any such material to which you or your counsel object.

          In the event that (i) the Company uses or permits the use of any Offer and Consent Solicitation Material (a) which has not been submitted to you for your comment and approval, which approval shall not be unreasonably withheld, or
(b) which has been so submitted and with respect to which you have made comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, (ii) the Company shall have breached, in any material respect, any of its respective representations, warranties, agreements or covenants herein or (iii) the Offer and the Consent Solicitation are terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect thereto, then in any such case you shall be entitled to withdraw as Dealer Manager and Solicitation Agent without any liability or penalty to you or any other Indemnified Person (as defined in Section 8) and without loss of any right to the payment of all fees and expenses payable hereunder which have accrued to the date of such withdrawal. If you withdraw as Dealer Manager or Solicitation Agent for any of the reasons set forth in clauses (i) through (iii) above, the reimbursement for your expenses incurred pursuant to Section 4 through the date of such withdrawal shall be paid to you promptly after such date. The Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Offer and Consent Solicitation Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

          3.  Compensation.  You will not receive a fee for your services as
              ------------
Dealer Manager and Solicitation Agent under this Agreement.

          4.  Expenses.  The Company agrees to pay (i) all fees and expenses
              --------
relating to the preparation, printing, mailing and publishing of the Offer and Consent Solicitation Material and supplemental indentures with respect to each of the Indentures to effect the Proposed Amendments (the "Supplemental Indentures"), (ii) all advertising charges in connection with the Offer and Consent Solicitation incurred and approved by the Company, (iii) all fees and expenses of the Company's counsel and accountants and of the Depositary (as defined in Section 5), (iv) all other fees and expenses in connection with the Offer and the Consent Solicitation,

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including those of any depositary, information agent or other person rendering services in connection therewith and (v) to brokers and dealers (including you), commercial banks, trust companies and other nominees the amount of their customary mailing and handling expenses incurred in forwarding the Offer and Consent Solicitation Material to their customers. The Company shall also reimburse you for all reasonable, documented out-of-pocket expenses incurred by you directly related to your services as Dealer Manager and Solicitation Agent, including the reasonable fees and expenses of your counsel, Milbank, Tweed, Hadley & McCloy LLP. All payments to be made by the Company pursuant to this
Section 4 shall be made promptly after the earlier to occur of the expiration or termination of the Offer and the Consent Solicitation, the consummation of the Transaction or your withdrawal pursuant to Section 2. The Company shall perform its obligations set forth in this Section 4 whether or not the Offer or the Consent Solicitation is commenced or the Company acquires any Notes or Consents pursuant to the Offer or the Consent Solicitation or otherwise.

          5.  The Depositary and Information Agent.  The Company shall arrange
              ------------------------------------
for IBJ Whitehall Bank & Trust Company to serve as depositary (the "Depositary") in connection with the Offer and Consent Solicitation and, as such, to advise you at least daily as to such matters relating to the Offer and Consent Solicitation as you may request. The Company shall provide you or cause the trustees under each of the Indentures and The Depository Trust Company ("DTC") to provide you with copies of the records or other lists showing the names and addresses of, and principal amounts of Notes held by, the holders of Notes as of a recent date and shall, from and after such date, use its best efforts to cause you to be advised from day to day during the pendency of the Offer and the Consent Solicitation of all transfers of Notes, such notification consisting of the name and address of the transferor and transferee of any Notes and the date of such transfer. The Company shall arrange for D.F. King & Co., Inc. to serve as information agent in connection with the Offer and the Consent Solicitation and, as such, to advise you as to such matters relating to the Offer and the Consent Solicitation as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

          6.  Representations, Warranties and Certain Agreements of the Company
              -----------------------------------------------------------------
The Company represents and warrants to you, and agrees with you, that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the necessary corporate power and authority, and has taken all necessary corporate action, to authorize the Offer and the Consent Solicitation, the purchase of Notes pursuant to the Offer, the payment for the Consents pursuant to the Consent Solicitation and all other actions by the Company contemplated in the Offer and Consent Solicitation Material, including the consummation of the Transaction and the execution and delivery of the Supplemental Indentures;

          (b) this Agreement has been duly authorized, executed and delivered by, and is a legal, valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and

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except as rights to indemnity under this Agreement may be limited by Federal or state securities laws;

          (c) a complete and correct copy of the Offer and Consent Solicitation Material has been furnished to you or will be furnished to you no later than the date the Offer and Consent Solicitation is commenced (the "Commencement Date"). The Offer and Consent Solicitation Material, as amended and supplemented from time to time, complies and will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder, and the various state securities or "blue sky" laws.
The Offer and Consent Solicitation Material does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading;

          (d) the Offer and Consent Solicitation, the purchase of the Notes pursuant to the Offer, the payment for the Consents pursuant to the Consent Solicitation, the execution, delivery and performance of the Supplemental Indentures, all other actions by the Company contemplated in the Offer and Consent Solicitation Material, including the consummation of the Transaction, and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement will comply in all material respects with all applicable requirements of law, including any applicable rule or regulation of any governmental agency, authority or instrumentality, and no consent, authorization, approval, order, exemption or other action of, or filing with, any governmental agency, authority or instrumentality of the United States or any jurisdiction therein or any other jurisdiction is required in connection with the Offer and the Consent Solicitation or the consummation by the Company of the transactions contemplated herein or in the Offer and Consent Solicitation Material, including the consummation of the Transaction, except that a final order from the Federal Trade Commission ("FTC") and the California Attorney General granting consent to the Acquisition is required to be obtained;

          (e) the Offer and the Consent Solicitation, the purchase of Notes pursuant to the Offer, the payment for the Consents pursuant to the Consent Solicitation, the execution, delivery and performance of the Supplemental Indentures, all other actions by the Company contemplated in the Offer and Consent Solicitation Material, including the consummation of the Transaction, and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement do not and will not (i) conflict with, result in a breach of or constitute a default under, the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any loan or credit agreement, indenture, mortgage, note or other material agreement or instrument affecting the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound or (ii) conflict with or violate any order, judgment or decree of any court or governmental agency, authority or instrumentality of the United States or any jurisdiction therein or any other jurisdiction applicable to the Company or any of its subsidiaries;

          (f) any document incorporated by reference in the Offer and Consent Solicitation Material or from which information is so incorporated by reference when filed or becoming effective, as the case may be, complied and will comply in all material respects with

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the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations thereunder;

          (g) each of the Supplemental Indentures has been duly and validly authorized by the Company and may be entered into upon the consent of holders of a majority of the aggregate principal amount of the Notes outstanding under the applicable Indenture (the "Requisite Consents"), pursuant to the provisions of the applicable Indenture. Upon the receipt of the Requisite Consents, the Company will execute and deliver the Supplemental Indentures. Upon such execution and delivery thereof, each of the Supplemental Indentures will have been duly and validly authorized, executed and delivered by, and will be a legal, valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforceability of the Supplemental Indentures may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (h) the Proposed Amendments set forth in the Supplemental Indentures when executed and delivered will conform in all material respects to the description thereof in the Offer and Consent Solicitation Material;

          (i) on or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC or any other "qualified" securities depositary to allow for the book-entry movement of the tendered Notes between depositary participants and the Depositary;

          (j) each of the representations and warranties of the Company set forth in this Agreement will be true and correct on and as of the Commencement Date and on and as of the date of payment for the Notes and the Consents (the "Settlement Date");

          (k) neither the Offer nor the Consent Solicitation requires registration under the Securities Act; and

          (l) the Company will comply, and will cooperate with you to ensure compliance, with Regulation 14E promulgated under the Exchange Act in connection with the Offer and Consent Solicitation, to the extent such Regulation is applicable to the Offer and Consent Solicitation.

           7.  Covenants.  The Company shall advise you promptly of (i) the
               ---------
occurrence of any event which could cause the Company to withdraw or terminate the Offer or the Consent Solicitation or would permit the Company to exercise any right not to purchase tendered Notes or make consent payments thereunder,
(ii) any proposal or requirement to make, amend or supplement any Offer and Consent Solicitation Material, (iii) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Offer or the Consent Solicitation (and, if in writing, shall furnish you a copy thereof) and (iv) any other information relating to the Offer or the Consent Solicitation which you may from time to time reasonably request. The Company agrees that if any event occurs or condition exists as a result of which the Offer and Consent Solicitation Material would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Offer and

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Consent Solicitation Material is delivered to a holder of Notes, not misleading, or if, in the opinion of the Company, after consultation with you, it is necessary at any time to amend or supplement the Offer and Consent Solicitation Material to comply with applicable law, the Company shall immediately notify you, prepare an amendment or supplement to the Offer and Consent Solicitation Material that shall correct such statement or omission or effect such compliance, and supply such amended or supplemented Offer and Consent Solicitation Material to you.

          8.  Indemnification and Contribution.  The Company hereby agrees to
              --------------------------------
hold you harmless and to indemnify you (including any of your affiliates and any director, officer, manager, member, agent or employee of you or any such affiliate) and any director, officer, manager, member, or other person controlling (within the meaning of Section 20(a) of the Exchange Act) you (including any of your affiliates) from and against any and all losses, claims, damages, liabilities or expenses (whether in contract, tort or otherwise) whatsoever (as incurred or suffered and including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, or any claim whatsoever and whether or not you or any other indemnified person shall be a party thereto) (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Offer and Consent Solicitation Material, or any omission or alleged omission to state in any Offer and Consent Solicitation Material a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Offer or the Consent Solicitation or to purchase any Notes pursuant to the Offer or to make any consent payments pursuant to the Consent Solicitation or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein or (b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Offer or the Consent Solicitation or your role in connection therewith; provided, however, that (x) in the case of clause (a)(i) above, the Company shall not be liable to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by you or on your behalf specifically for inclusion therein and (y) in the case of clauses (a)(ii) or (b) above, the Company shall not be liable for any such loss, claim, damage, liability or expense which is finally judicially determined to be attributable to your gross negligence or willful misconduct. The foregoing indemnity shall be in addition to any liability which the Company might otherwise have to you and such other indemnified persons. You shall have no liability (direct or indirect and whether in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the Offer or the Consent Solicitation except for any such losses, claims, damages, liabilities or expenses finally judicially determined to be attributable to your gross negligence or willful misconduct.

          If a claim is made against any person in respect of which indemnity may be sought pursuant to the first paragraph of this Section 8, such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Indemnifying Person promptly of any action

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commenced against such Indemnified Person within a reasonable time after such
Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure to so notify such Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under this Section 8 if the Indemnifying Person has not been prejudiced in any material respect by such failure. The Indemnifying Person shall be entitled to participate at its own expense in the defense of any such litigation or proceedings, but such defense shall be conducted by counsel to such Indemnified Person. The Indemnifying Person shall, upon the request of such Indemnified Person, assume the defense of any such litigation or proceeding, and in the case of any such request such defense shall be conducted by counsel reasonably satisfactory to the Indemnified Person. In any such litigation or proceeding the defense of which the Indemnifying Person shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the (x) Indemnifying Person and
(y) the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under this Agreement for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for you and all such other persons, if any, referred to in the first paragraph of this Section 8 (such firm to be designated by you) and (ii) the fees and expenses of more than one separate firm (in addition to local counsel) for the Company and all such other persons, if any, referred to in the second paragraph of this Section 8 (such firm to be designated by the Company), and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this
Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding. The Indemnifying Person agrees to notify the Indemnified Person promptly of the assertion of any claim in connection with the Offer or Consent Solicitation against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the Exchange Act.

          To the extent the indemnity provided for in the foregoing paragraphs of this Section 8 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person or Persons, on the one hand, and the Indemnified Person or Persons, on the other, from the Offer and Consent Solicitation or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is

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appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Indemnifying Person or Persons, on the one hand, and the Indemnified Person or Persons, on the other, in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by you, on the other, shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company for the purchase of Notes pursuant to the Offer and the consent payments pursuant to the Consent Solicitation bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 3. The relative fault of the Company, on the one hand, and of you, on the other, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company, on the one hand, or by you, on the other, and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

          The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

          9.  Survival of Indemnities, Representations and Warranties, etc.
              ------------------------------------------------------------
The indemnity and contribution agreements contained in Section 8, the provisions of Sections 2, 3 and 4 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Offer or the Consent Solicitation or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company, you or any other Indemnified Person and (iii) any withdrawal by you pursuant to Section 2.

          10.  Opinions of Counsel to the Company.
               ----------------------------------
          (a) The Company agrees that it shall furnish to you on, and dated as of, the Commencement Date (i) an opinion of Varner, Saleson & Dobler LLP, counsel to the Company, addressed to you, addressing the matters set forth in Exhibit C attached to this Agreement and (ii) an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, addressed to you, addressing the matters set forth in Exhibit D attached to this Agreement. Receipt by you of such opinion is an express condition to performance of your obligations as Dealer Manager and Solicitation Agent under this Agreement or otherwise in connection with the Offer and the Consent Solicitation. If such opinion is not received by you, your obligations as Dealer Manager and Solicitation Agent under this Agreement or otherwise in connection with the Offer and the Consent Solicitation shall cease to exist.

          (b) The Company shall, at the time of execution and delivery of the Supplemental Indentures, deliver or cause to be delivered to you the opinions of counsel to the Company which is delivered to the trustee under each of the Indentures in connection therewith, together with a letter of such counsel, addressed to you and dated the date of such opinion, to the effect that you may rely on such opinions as though they were addressed to you.

          11.  Severability.  In the event that any provision hereof shall be
               ------------
determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

          12.  Counterparts.  This Agreement may be executed in two or more
               ------------
separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.  Binding Effect.  This Agreement, including any right to
               --------------
indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Section 8) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

           14.  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of New York. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

          15.  References to Banc of America Securities LLC.  The Company
               --------------------------------------------
agrees that any reference to you in the Offer and Consent Solicitation Material, or in any other release or communication relating to the Offer or the Consent Solicitation, is subject to your prior written approval, which approval shall not be unreasonably withheld.

          16.  Notices.  All notices and other communications required or
               -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

               (a)  If to you:

                    Banc of America Securities LLC
                    100 North Tryon Street, 7th Floor
                    Charlotte, NC  28255

                    Attention:  Andrew C. Karp

                    Fax:  (704) 388-0830
                    Confirm:  (704) 388-4813

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                    Banc of America Securities LLC
                    231 S. LaSalle Street, 18th Floor
                    Chicago, Illinois  60697

                    Attention:  Bruce R. Thompson

                    Fax:  (312) 828-5539
                    Confirm:  (312) 828-7406

                    with a copy to:

                    Milbank, Tweed, Hadley & McCloy LLP
                    601 South Figueroa Street, 30th Floor
                    Los Angeles, California  90017-5735

                    Attention:  Eric H. Schunk, Esq.

                    Fax:  (213) 629-5063
                    Confirm:  (213) 892-4000

               (b)  If to the Company:

                    Stater Bros. Holdings Inc.
                    21700 Barton Road
                    Colton, California  92324

                    Attention: Jack H. Brown

                    Fax:  (909) 783-5098
                    Confirm:  (909) 783-5100

                    with a copy to:

                    Varner, Saleson & Dobler LLP
                    3750 University Avenue, Suite 610
                    Riverside, California  92501

                    Attention: Bruce D. Varner, Esq.

                    Fax:  (909) 274-7770
                    Confirm: (909) 274-7777
                    with a copy to:

                    Gibson, Dunn & Crutcher LLP
                    333 South Grand Avenue
                    Los Angeles, California  90071-3197

                    Attention: Andrew H. Bogen, Esq.

                    Fax:  (213) 617-3693
                    Confirm:  (213) 229-7000

          17.  Waiver of Right to Jury Trial; Submission to Jurisdiction.  You
               ---------------------------------------------------------
and the Company each waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement hereunder. The Company hereby (a) submits to the jurisdiction of any New York State or federal court sitting in New York City with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or federal court, (c) waives the defense of any inconvenient forum and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          18.  Subheadings.  The descriptive headings contained in this
               -----------
Agreement are incorporated for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Please indicate your willingness to act as Dealer Manager and Solicitation Agent on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement between us.

                                  Very truly yours,

                                  STATER BROS. HOLDINGS INC.



                                  By: /s/ Dennis N. Beal
                                      ----------------------
                                      Name:  Dennis N. Beal
                                      Title:  Vice President, Finance and
                                              Chief Financial Officer


                                  By: /s/ Bruce D. Varner
                                      ----------------------
                                      Name:  Bruce D. Varner
                                      Title:  Secretary


Accepted as of the date
first above written:

BANC OF AMERICA SECURITIES LLC



By: /s/ Andrew C. Karp
   ---------------------------
   Name:  Andrew C. Karp
   Title:  Managing Director

                                   EXHIBIT A

             Offer to Purchase and Consent Solicitation Statement

                                   EXHIBIT B

                       Consent and Letter of Transmittal

                                   EXHIBIT C

                Form of Opinion of Varner, Saleson & Dobler LLP

          (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver the Dealer Manager Agreement and perform its obligations thereunder, to execute and deliver the Supplemental Indentures and perform its obligations thereunder and to consummate the transactions contemplated in the Offer and Consent Solicitation, including consummation of the Transaction;

          (ii) the Offer and Consent Solicitation, the execution, delivery and performance of each of the Dealer Manager Agreement and the Supplemental Indentures and the consummation of all other actions by the Company contemplated in the Offer and Consent Solicitation Material, including the consummation of the Transaction, have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate action by the Company is necessary to authorize any such actions;

          (iii) each of the Dealer Manager Agreement and the Supplemental Indentures is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the validity, binding effect and enforceability thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyances or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and except as rights to indemnity under the Dealer Manager Agreement may be limited by Federal or state securities laws; and

          (iv) the Offer and Consent Solicitation, the purchase of the Notes pursuant to the Offer, the payment for the Consents pursuant to the Consent Solicitation, the execution, delivery and performance of the Supplemental Indenture, all other actions by the Company contemplated in the Offer and Consent Solicitation Material, including the consummation of the Transaction, and the execution and delivery of, and the consummation of the transactions contemplated in, the Dealer Manager Agreement do not and will not (A) conflict with or violate the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (B) to the knowledge of such counsel, conflict with or violate any order, judgment or decree of any court or governmental agency, authority or instrumentality applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any subsidiary is bound, or (C) to the knowledge of such counsel, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Company or any of its subsidiaries pursuant to, any loan or credit agreement, mortgage, note or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

                                   EXHIBIT D

                Form of Opinion of Gibson, Dunn & Crutcher LLP

          (i) the Offer and Consent Solicitation Material and any document of the Company filed with the Securities and Exchange Commission and incorporated by reference (together with the Offer and Consent Solicitation Material, the "Documents") in the Offer and Consent Solicitation Material or from which information is so incorporated by reference, when it was filed or became effective, as the case may be, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder; and

          (ii) during the preparation of the Offer and Consent Solicitation Material, we reviewed the Documents and participated in limited telephonic conferences with an officer of the Company concerning such Documents. On the basis of such limited involvement, this is to advise you that we have no reason to believe that the Documents (other than the numerical, financial or statistical data (including reserve data), financial statements and notes thereto and related schedules therein, as to which we express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                      D-1